                                                                  EXHIBIT (i)(2)

        [Letterhead of Skadden, Arps, Slate, Meagher & Flom (Illinois)]

                                 April 27, 2000

Van Kampen Life Investment Trust
1 Parkview Plaza
P.O. Box 5555
Oakbrook Terrace, Illinois 60181-5555

                   Re: Post-Effective Amendment No. 29 to the
                       Registration Statement on Form N-1A for the
                       Van Kampen Life Investment Trust
                       (the "Registration Statement")
                       (File Nos. 33-00628 and 811-4424)
                       --------------------------------

     We hereby consent to the reference to our firm under the heading "Legal Counsel" in the Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations promulgated thereunder.

                                                  Very truly yours,


                                                  /s/ Skadden, Arps, Slate
                                                      Meagher & Flom (Illinois)